Exhibit 10.1

         EPOCRATES, INC.
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EPOCRATES, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 2nd day of October 2007, by and among EPOCRATES, INC., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."

RECITALS

        WHEREAS, certain of the Investors are purchasing shares of the Company's Common Stock (the "Subject Common Shares"), pursuant to that certain Common Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

        WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

        WHEREAS, certain of the Investors (the "Prior Investors") are holders of the Company's Series A Preferred Stock (the "Series A Stock,"), Series B Preferred Stock (the "Series B Stock,"), and the Series C Preferred Stock (the "Series C Stock");

        WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated July l, 2002 (the "Prior Agreement");

        WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

        WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

        NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    GENERAL.

        1.1    Definitions.    As used in this Agreement the following terms shall have the following respective meanings:

          "Charter" means the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof and as be amended from time to time.

          Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "Preferred Shares" shall mean the shares of Series A Stock, Series B Stock, and Series C Stock held by the Investors, the Series B Stock issued pursuant to outstanding warrants, the Series A Stock held by the Investors listed on Exhibit A hereto and their permitted assigns and the

  Series D Stock (as defined herein), if and when issued pursuant to the Common Stock Exchange (as defined herein).

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Preferred Shares; (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, and (c) the Subject Common Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000.00) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2.    REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    Restrictions on Transfer.

          (a)   Each Holder agrees not to make any disposition of all or any portion of the Subject Common Shares, Preferred Shares or Registrable Securities unless and until:

            (i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (ii)   (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to a Permitted Transferee or by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Holder's family member or trust for the benefit of an individual Holder or (E) a venture fund to affiliated venture funds; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder. For purposes hereof, a "Permitted Transferee" means, with respect to a Holder, (1) any affiliate of a Holder. (2) any person or entity that acquires substantially all of the assets of such Holder, so long as such Holder has, immediately prior to such acquisition, material assets and/or operations other than Registrable Securities, and (3) any person or entity who, through a merger, consolidation, recapitalization, sale of equity interests or other transaction or series of transactions involving such Holder, owns in the surviving entity after the closing a majority of the outstanding equity interests when it did not own a majority of the equity interests in such Holder immediately prior to such transaction, so long as such Holder or the other affiliates of such Holder involved in such transactions and which such person or entity controls after the closing had material assets and/or operations other than the Registrable Securities immediately prior to such closing.

          (b)   Each certificate representing Common Shares, Preferred Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c)   The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    Demand Registration.

          (a)   Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least forty percent (40%) of the Registrable Securities (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least one million dollars ($1.000,000.00) (a

  "Qualified Public Offering"), then the Company shall, within thirty (30) days after the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 hereof and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a) hereof, as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form (subject to the last two sentences of this paragraph) with the underwriter or underwriters selected for such underwriting by the Initiating Holders holding at least a majority of the Registrable Securities then outstanding held by the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4 hereof, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters included in each such underwriting agreement shall also be made to and for the benefit of such Holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders. The Company shall use its reasonable efforts to ensure that no Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriters.

  (c)
  The Company shall not be required to effect a registration pursuant to this Section 2.2:

            (i)    prior to the earlier of (A) the fourth anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

            (ii)   after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

            (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

            (iv)  if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a) hereof, the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days;

            (v)   if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

            (vi)  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

        2.3    Piggyback Registrations.    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a)    Underwriting.    If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement (subject to the last two sentences of this paragraph) in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners, shareholders and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters included in each such underwriting agreement shall also be made to and for the benefit of such Holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders. The Company shall use its reasonable efforts to ensure that no Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriters.

          (b)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

            (i)    if Form S-3 is not available for such offering by the Holders, or

            (ii)   if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000.00), or

            (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement, or

            (iv)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

            (v)   if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

            (vi)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)   Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3 hereof, respectively. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

        2.5    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 hereof or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4 hereof, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request, (b) such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration, (c) the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court for any reason other than a misrepresentation or omission by any Initiating Holder, or (d) the Holders of at least a majority of the Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4 hereof, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 hereof to a demand registration.

        2.6    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c)   As far in advance as practicable but at least five (5) business days prior to filing a registration statement or prospectus (or any amendment or supplement thereto), furnish to each Holder selling Registrable Securities in the offering, for its review, copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein); and comply with each reasonable request made by a Holder for changes to such registration statement or prospectus (or amendment or supplement) (i) if such Holder reasonably believes that the provisions in question would have an impact or effect on such Holder or (ii) solely to the extent necessary, if at all, to lawfully complete the filing or maintain the effectiveness thereof.

          (d)   Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (e)   Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters) of such offering. Each Holder participating in such underwriting shall, subject to the last two sentences of Section 2.3(a), also enter into and perform its obligations under such an agreement.

          (g)   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (h)   Use its reasonable efforts to furnish to each Holder and to any underwriter of such Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters (or if such offering is not underwritten, on the effective date of the registration statement), (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and each Holder.

          (i)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (j)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (k)   Give the Holders and the underwriters, if any, and their respective counsel and accountants such reasonable and customary access to the Company's books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Company; and provided, further, that if requested by a Holder the Company shall (x) enter into a customary non-disclosure agreement with such Holder, (y) not provide material non-public information to the Holder in connection with diligence and/or (z) adopt other reasonable procedures and measures reasonably acceptable to the Holder designed to ensure compliance with applicable securities laws.

        2.7    Termination of Registration Rights.    All registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates, partners and former partners) holds less than one percent (1%) of the Company's outstanding Common Stock (treating all shares of convertible Preferred Shares on an as converted basis) and (c) all Registrable Securities held by and issuable to such holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

        2.8    Delay of Registration; Furnishing Information.

          (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c)   The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 hereof if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4 hereof, whichever is applicable.

        2.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4 hereof:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or a partner, officer, director, underwriter or controlling person of such Holder.

          (b)   To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is/are being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying panty so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party, otherwise than under this Section 2.9.

          (d)   If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)   The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a 1-folder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or Permitted Transferee of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least fifty thousand (50.000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12    Limitation on Subsequent Registration Rights.    Other than as provided in Section 5.11 hereof, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights (a) senior to those granted to the Holders hereunder; or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(c)(i) hereof or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2 hereof,

        2.13    "Market Stand-Off" Agreement; Agreement to Furnish Information.    Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Registrable Securities of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (184) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

            (i)    such agreement shall apply only to the Company's Initial Offering; and

            (ii)   all officers and directors of the Company enter into similar agreements.

        2.14    Other Agreements.    Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement tiled under the Securities Act. The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar farms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Section 2.13 and 2.14 hereof. The underwriters of the Company's stock are intended third party beneficiaries of Section 2.13 and 2.14 hereof and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        2.15    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b)   File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (c)   So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

          (d)   Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

SECTION 3.    COVENANTS OF THE COMPANY.

        3.1    Basic Financial Information and Reporting.

          (a)   The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b)   So long as an Investor (with its affiliates) holds Registrable Securities with an initial aggregate purchase price of at least one million dollars (1,000,000.00) (a "Major Investor") and as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as of the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (c)   The Company will furnish each Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

        3.2    Inspection Rights.    Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        3.3    Confidentiality of Records.    Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

        3.4    Exchange of Shares.

          (a)   If (x) the closing of the Company's Initial Offering does not occur on or before April 15, 2009, (y) the Board of Directors of the Company determines not to proceed with the Company's Initial Offering; or (z) the Board of Directors of the Company determines to delay the closing of the Company's Initial Offering past April 15, 2009 (the earliest of such dates, the "IPO Deadline Date"), each Holder of Subject Common Shares shall have the right, at its option, to exchange such Subject Common Shares for shares of the Company's Series D Preferred Stock (the "Series D Stock") such that one Subject Common Share shall become one share of Series D Stock (the "Common Share Exchange"). Such a Holder may exercise this right at any time after the IPO Deadline Date by delivering written notice to the Company of such exercise and surrendering the certificate or certificates for the Subject Common Shares being exchanged, duly endorsed, at the office of the Company or any transfer agent for the Common Stock. Such notice shall state the number of Subject Common Shares being exchanged. Thereupon, the Company shall promptly issue and deliver at such office to such Holder a certificate or certificates for the number of shares of Series D Stock to which such Holder is entitled. Such exchange shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the Subject Common Shares to be exchanged, and the Holder entitled to receive the shares of Series D Stock issuable upon such exchange shall be treated for all purposes as the record holder of such shares of Series D Stock on such date.

          (b)   The Company shall ensure that the Series D Stock is on parity with, equivalent to, and have the same rights as, the Series C Stock with the following exceptions:

            (i)    The Original Issue Price (as such term is used in the Charter) of the Series D Stock shall be the Purchase Price Per Share (as defined in the Purchase Agreement).

            (ii)   For so long as at least 25% of the Series D Stock are outstanding, (A) the Series D Stock will vote together with the Series A Stock and the Series C Stock with respect to the items set forth in Section D.2(b) of Article IV of the Charter and (B) the vote of the Series Preferred (as defined in the Charter), voting together as a class, will be required with respect to the items set forth in Section D.2(d) of Article IV of the Charter. The Series D will always vote together as a class with the Series A Stock and the Series C Stock or with the Series Preferred, as applicable, and will not vote as a separate series.

            (iii) In the event of any liquidation (including all events of liquidation deemed to be such in the Charter), dissolution, or winding up of the Company, whether voluntary or involuntary (each, a "Liquidation Event") holders of such Series D Stock shall be entitled to receive an amount per share equal to the greater of (A) the Purchase Price Per Share plus all declared and unpaid dividends (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) on a pari passu basis with the holders of the Series C Stock in accordance with the terms of the Charter and (B) the amount that would be payable upon such Liquidation Event to the holder of that number of shares of the Company's Common Stock into which each such share of Series D Stock would then be convertible if such share of Series D Stock were converted into such Common Stock immediately prior to such Liquidation Event.

            (iv)  The Series Preferred Conversion Price (as defined in the Charter) for the Series D Stock shall be the Original Issue Price of the Series D Stock as set forth above; provided, that if any event occurs prior to the IPO Deadline Date that would, pursuant to the Charter, result in an adjustment to the Series Preferred Conversion Price if the Series D were then outstanding, then the Series Preferred Conversion Price for the Series D Stock will be adjusted accordingly.

          (c)   Prior to the IPO Deadline Date, the Company shall not take any action that would adversely affect its ability to issue the Series D Stock.

        3.5    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.6    Stock Vesting.    Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents ("Options") issued after the date of the Prior Agreement to employees, directors, consultants and other service providers shall be subject to vesting and become exerciseable as follows: (a) twenty-five percent (25%) of such stock subject to the each Option shall vest and become exerciseable at the first annual anniversary of the vesting commencement date as stated in the relevant grant for such Option; and thereafter (b) two and eight hundred thirty-three ten-thousandths percent (2.0833%) shall vest and become exerciseable one each monthly anniversary of such first year anniversary each month thereafter over the remaining three (3) years. Unless otherwise approved by the Board of Directors, with respect to shares issued to employees, directors, consultants and other service providers with a Company right of repurchase ("Restricted Agreement") issued after the date of the Prior Agreement shall be subject to the lapse of the Company's right to repurchase unvested shares as follows: (a) twenty-five percent (25%) of such stock subject to the repurchase right of the Company shall be released at the first annual anniversary of the vesting commencement date as stated in the relevant Restricted Agreement; and thereafter (b) two and eight hundred thirty-three ten-thousandths percent (2.0833%) of the stock subject to the Company's right of repurchase shall be released from the Company's right to repurchase on each monthly anniversary of such first annual anniversary date over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

        3.7    Proprietary Information and Inventions Agreement.    The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement in the forms provided or made available to Investors pursuant to the Purchase Agreement. The Company shall require all consultants to execute and deliver a consulting agreement or other agreement which contains substantially similar terms to the proprietary information and inventions agreement in favor of the Company.

        3.8    Directors' Liability and Indemnification.    The Company's Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts with each of its directors to indemnify such directors to the maximum extent permissible under Delaware law.

        3.9    Board Observer Rights.    Prior to the completion of the Initial Offering, for so long as The Goldman Sachs Group, Inc. ("Goldman Sachs"), together with its affiliates, holds (and continues to hold) at least 25% of the Subject Common Shares (or Series D Stock of the Company into or for which such Subject Common Shares are convertible or exchangeable or shares of Common Stock into which the Series D Stock are converted) that Goldman Sachs acquires pursuant to the Purchase Agreement (as adjusted for stock splits, subdivisions and combinations, reclassifications and similar corporate actions), the Company shall permit a designee of Goldman Sachs or its affiliates (the "Observer") to attend all meetings of its Board of Directors (whether in person; telephonic or other) (other than meetings of a committee of the Board of Directors, unless other board observers are permitted to attend such meetings) in a nonvoting observer capacity and. in this respect, shall provide the Observer, concurrently with the members of the Board of Directors, with copies of all notices, minutes, consents, and other materials that it provided to such members (other than in meetings of a committee of the Board of Directors, unless other board observers are provided such materials); provided, however, that the Observer agrees to hold in confidence and trust all information so provided to it or learned by it in connection with its rights hereunder; it being understood and agreed that, notwithstanding the foregoing, the Observer shall be permitted to use or disclose such information to Goldman Sachs and its affiliates in connection with managing its investment in the Company; and provided, further, that the Company reserves the right to withhold any information or to exclude the Observer from any meeting or portion thereof if (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; (ii) access to such information or attendance at such meeting could result in disclosure of trade secrets to Goldman Sachs or its representative; or (iii) access to such information or attendance at such meeting could result in a conflict of interest between Goldman Sachs or its representative and the Company.

        3.10    Termination of Covenants.    All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, which results in the Preferred Stock being converted into Common Stock or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.10(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the state of incorporation of the Company (a "Change in Control").

SECTION 4.    RIGHTS OF FIRST REFUSAL.

        4.1    Subsequent Offerings.    Each Investor (with its affiliates) which holds Registrable Securities with an initial aggregate purchase price of at least five hundred thousand dollars ($500.000.00) (a "Significant Investor") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Significant Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock (as defined in the Charier) or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2    Exercise of Rights.    If the Company proposes to issue any Equity Securities, it shall give each Significant Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each such Significant Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any such Significant Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3    Issuance of Equity Securities to Other Persons.    If a Significant Investor fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Significant Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Significant Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2 hereof, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

        4.4    Termination and Waiver of Rights of First Refusal.    The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Significant Investors holding at least a majority o f the Registrable Securities then outstanding held by all such Significant Investors, or as permitted by Section 5.6 hereof.

        4.5    Transfer of Rights of First Refusal.    The rights of first refusal of each Significant Investor under this Section 4 may be transferred to any party provided that, as a result of such transfer, such transferee become a Significant Investor, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10 hereof.

        4.6    Excluded Securities.    The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

          (a)   the Subject Common Shares;

          (b)   shares of Common Stock issued upon conversion of the Preferred Shares:

          (c)   shares of Series D Stock issued upon the Common Share Exchange;

          (d)   shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the date that the first share of Series C Stock was issued (the "Series C Original Issue Date") to employees, officers or directors of or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (e)   shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series C Original Issue Date;

          (f)    any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors (including the representatives of the Series Preferred);

          (g)   shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (h)   any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank approved by the Board of Directors;

          (i)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

          (j)    any Equity Securities issued in connection with strategic transactions involving the Company and other entities. including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors, including in such approval the affirmative vote of at least one Director designated by the holders of the Registrable Securities.

SECTION 5.    MISCELLANEOUS.

        5.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

        5.2    Survival.    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.4    Amendment of Charter to Effect Common Stock Issuance.    Each of the Prior investors hereby consents to the amendment of the Charter to increase the number of authorized shares of Common Stock of the Company as is necessary to enable the Company to consummate the issuance and sale of the Subject Common Shares.

        5.5    Amendment of Charter to Effect Common Stock Exchange.

          (a)   In the event that the Company's Initial Offering does not occur on or before the IPO Deadline Date, the Company and its Board of Directors shall promptly amend the Charter effective as of the day following the IPO Deadline Date as necessary to effect the Common Stock Exchange for the maximum number of Series D Stock into which the Subject Common Shares can then be exchanged to (i) increase the number of shares of Preferred Stock that the Company is authorized to issue, (ii) designate an adequate number of shares of Preferred Stock as Series D Stock and (iii) set forth the rights, preferences and privileges of the Series D Stock consistent with Section 3.4 above. The Company agrees to delivery any notices required to Section 228 of the Delaware General Corporation Law to its stockholders within the time required pursuant to Section 228.

          (b)   Each of the Prior Investors hereby irrevocably consents to the foregoing amendments to the Charter as are deemed necessary by the Company's Board of Directors to meet the requirements of this Section 5.5 and waives any right to challenge at any time hereafter such amendments, and agrees that the passage of time shall not constitute a basis for the invalidation of such consent. Each of the Prior Investors acknowledges and agrees that its consent pursuant to this Section 5.5(b) shall constitute a consent with respect to each and every provision of the Charter that would require its consent to effect the amendments contemplated by Section 5.5(a) and the Common Stock Exchange, and that the purchasers of the Subject Common Shares are purchasing such Subject Common Shares in reliance on the agreements of the Company and the Prior Investors pursuant to this Section 5.5. If requested by the Company, each of the Prior Investors hereby agrees to execute any documents or instruments and take any actions necessary, advisable or appropriate at such time in order to effectuate, confirm and provide for the consents to the amendments to the Charter described in Sections 5.5(a) and 5.5(b). In addition, each of the Prior Investors hereby grants to the Company and the Chief Executive Officer of the Company, or any successor designated by the Company from time to time in writing by notice to each of the Prior Investors, with full power of substitution, as each of the Prior Investor's attorney and proxy, with respect to all Registrable Securities now or hereafter held by such Prior Investor, an irrevocable proxy to attend meetings, vote, give consents, execute documents and in all other ways to act in each of the Prior Investor's stead with respect to the authorization of the amendments to the Charter described in Sections 5.5(a) and 5.5(b).

          (c)   The Company shall not issue, other than pursuant to the exercise of options issued pursuant to the Company's equity incentive plans, any new shares of Common Stock or Preferred Stock without the purchaser thereof irrevocably agreeing in writing to the provisions of this Section 5.5 (including such purchaser (i) consenting to the amendments contemplated by this Section 5.5 and (ii) in the event so requested by the Company, agreeing to execute any documents or instruments and take any actions necessary, advisable or appropriate at such time in order to effectuate, confirm and provide for the consents to the amendments to the Charter described in Sections 5.5(a) and 5.5(b)). It shall be a condition precedent to any such issuance that each purchaser grants to the Company and the Chief Executive Officer of the Company, or any successor thereto designated by the Company from time to time in writing by notice to such purchaser, with full power of substitution, as such purchaser's attorney and proxy, with respect to all Common Shares and Preferred Shares now or hereafter held by such purchaser, an irrevocable proxy to attend meetings, vote, give consents, execute documents and in all other ways to act in such purchaser's stead with respect to the authorization of the amendments to the Charter described in Sections 5.5(a) and 5.5(b).

          (d)   Notwithstanding anything to the contrary herein, each Prior Investor agrees that it will not make any transfer, sale or other disposition of Registrable Securities held by it to any other person or entity unless such transferee agrees in writing to the provisions of this Section 5.5 (including (i) consenting to the amendments contemplated by this Section 5.5), and (ii) in the event so requested by the Company, agreeing to execute any documents or instruments and take any actions necessary, advisable or appropriate at such time in order to effectuate, confirm and provide for the consents to the amendments to the Charter described in Sections 5.5(a) and 5.5(b)). It shall be a condition precedent to any such issuance that each transferee grants to the Company and the Chief Executive Officer of the Company, or any successor thereto designated by the Company from time to time in writing by notice to such transferee, with full power of substitution, as such transferee's attorney and proxy, with respect to all Common Shares and Preferred Shares now or hereafter held by such transferee, an irrevocable proxy to attend meetings, vote, give consents, execute documents and in all other ways to act in such transferee's stead with respect to the authorization of the amendments to the Charter described in Sections 5.5(a) and 5.5(b).

          (e)   The foregoing consents and proxies constitute a material inducement to Goldman Sachs' agreement to enter into the Purchase Agreement and purchase the Subject Common Shares, and Goldman Sachs would not agree to so enter into the Purchase Agreement and to purchase the Subject Common Shares absent the foregoing consents and proxies. All proxies referred to in this Section 5.5 are irrevocable and coupled with an interest.

          (f)    The Company shall not, until the earlier of the first issuance of shares of Series D Stock and thirty (30) days after the IPO Deadline Date, without the consent of a majority of the holders of Subject Common Shares, amend or alter the rights, preferences or privileges of any Preferred Shares or create any new class of Preferred Stock that would materially and adversely affect the rights, preferences or privileges contemplated hereby for the Series O Stock. 1 or purposes hereof, the amendment of the rights, preferences or privileges of the Series C Stock in a manner that reduces any such rights, preferences or privileges and the creation of a class or series of stock that would rank senior to the Series D Preferred Stock in any respect shall each be deemed to materially and adversely affect the rights, preferences and privileges contemplated hereby for the Series D Stock.

        5.6    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        5.7    Severability.    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        5.8    Amendment and Waiver.

          (a)   Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided, however, that Sections 3.4, 5.4, 5.5 and 5.8 may not be amended without the written consent of the holders of at least a majority of the Subject Common Shares.

          (b)   Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities then outstanding.

          (c)   For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

        5.9    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        5.10    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        5.11    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party; under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.12    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.13    Additional Investors.    Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6(e), (h) or (j) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "investor" hereunder.

        5.14    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        5.15    Termination of Prior Agreement.    Effective as of the closing of the Purchase Agreement, (i) the Prior Agreement is hereby terminated in its entirety and restated herein and (ii) all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect; provided, that notwithstanding the foregoing, Section 5.4 shall be effective as of the date hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER(S):
EPOCRATES, INC.		THE GOLDMAN SACHS GROUP, INC.
Signature:	/s/ KIRK LOEVNER	Signature:

Print Name:	Kirk Loevner	Print Name:

Title:	Chairman & CEO	Title:

Address:	1100 Park Place, Suite 300 San Mateo, CA 94403	Address:	85 Broad Street, 4th Floor New York, NY 10004
		Attn:	Thomas F. Jessop,
	Facsimile: 650-227-2770		Principal Strategic Investments Facsimile: 646-835-8885

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER(S):
EPOCRATES, INC.		THE GOLDMAN SACHS GROUP, INC.
Signature:		Signature:	/s/ DAVID B. HELLER

Print Name:		Print Name:	David B. Heller

Title:		Title:	Managing Director

Address:	1100 Park Place, Suite 300 San Mateo, CA 94403	Address:	85 Broad Street, 4th Floor New York, NY 10004
		Attn:	Thomas F. Jessop,
	Facsimile: 650-227-2770		Principal Strategic Investments Facsimile: 646-835-8885

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
THE BAY CITY CAPITAL FUND II, L.P.
Signature:	/s/ CARL GOLDFISCHER

Print Name:	Carl Goldfischer

Title:	Manager and Manager Director of BAY CITY CAPITAL MANAGEMENT II, LLC, its General Partner
THE BAY CITY CAPITAL FUND II CO-INVESTMENT FUND, L.P.
Signature:	/s/ CARL GOLDFISCHER

Print Name:	Carl Goldfischer

Title:	Manager and Manager Director of BAY CITY CAPITAL MANAGEMENT II, LLC, its General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
DLJ CAPITAL CORPORATION
/s/ PHILIPPE CHAMBON
Print Name: Philippe Chambon Its: Attorney-in-Fact
DLJ ESC II, L.P. By: DLJ LBO Plans Management Corporation Its: General Partner
/s/ PHILIPPE CHAMBON By: Philippe Chambon Its: Attorney in Fact
SPROUT ENTREPRENEURS FUND, L.P. By: DLJ Capital Corp. Its: General Partner
/s/ PHILIPPE CHAMBON By: Philippe Chambon Its: Attorney in Fact
SPROUT CAPITAL IX, L.P. By: DLJ Capital Corp. Its: Managing General Partner
By: Philippe Chambon Its: Attorney in Fact

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
INTERWEST PARTNERS VII, L.P.
Signature:	/s/ GILBERT H. KLIMAN
Print Name:	Gilbert H. Kliman
Title:	Managing Director
INTERWEST INVESTORS VII, L.P.
Signature:	/s/ GILBERT H. KLIMAN
Print Name:	Gilbert H. Kliman
Title:	Managing Director

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
DRAPER FISHER JURVETSON FUND V, L.P.
By:	/s/ JOHN FISHER
Print Name:	John Fisher
Title:	Managing Director
DRAPER FISHER JURVETSON PARTNERS V, LLC
By:	/s/ JOHN FISHER
Print Name:	John Fisher
Title:	Managing Member

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
THREE ARCH PARTNERS II, L.P. By Three Arch Management II, L.L.C, Its General Partner
By:	/s/ MARK WAN
Mark Wan, Managing Member

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
NORMA FIEDOTIN AND GREGG ROTENBERG
Signature:	/s/ NORMA FIEDOTIN
Printed Name:	Norma Fiedotin
Signature:	/s/ GREGG ROTENBERG
Printed Name:	Gregg Rotenberg

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
ARNOLDO FIEDOTIN
Signature:

Printed Name:	Arnoldo Fiedotin

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
DIANA FIEDOTIN AND ROGER FISHMAN
Signature:

Printed Name:	Diana Fiedotin
Signature:

Printed Name:	Roger Fishman

SCHEDULE OF INVESTORS

      Goldman Sachs
      85 Broad. Street, 4th Floor
      New York, NY 10004

      Attn: Thomas F. Jessop
               Principal Strategic Investments

      Hudson Street

      DLJ Capital Corporation
      c/o New Leaf Venture Partners
      Times Square. Tower
      7 Times Square, Suite 1603
      New York, NY 10036

      DLJ ESC II, L.P.
      c/o New Leaf' Venture Partners
      Times Square Tower
      7 Times Square, Suite 1603
      New York, NY 10036

      Sprout Entrepreneurs Fund, L.P.
      c/o New Leaf Venture Partners
      Times Square Tower
      7 Times Square, Suite 1603
      New York, NY 10036

      Sprout Capital IX, L.P.
      c/o New Leaf Venture Partners
      Times Square Tower
      7 Times Square, Suite 1603
      New York, NY 10036

      The Bay City Capital Fund II, L.P.
      750 Battery Street, Suite 400
      San Francisco, CA 94111

      The Bay City Capital Fund II Co-Investment Fund, L.P.
      750 Battery Street, Suite 400
      San Francisco, CA 94111

      Three Arch Partners II, L.P.
      3200 Alpine Road
      Portola Valley, CA 94028

      InterWest Partners VII, L.P.
      3000 Sand Hill Road
      Building 3, Suite 255
      Menlo Park, CA 94025

      InterWest investors VII, L.P.
      3000 Sand Hill Road
      Building 3, Suite 255
      Menlo Park, CA 94025

A-1

      Draper Fisher Jurvetson Fund V, L.P.
      2882 Sand Hill Road, Suite 150
      Menlo Park, CA 94025

      Draper Fisher Jurvetson Partners V, LLC
      2882 Sand Hill Road, Suite 150
      Menlo Park, CA 94025

      Arnoldo Fiedotin

      Diana Fiedotin and Roger Fishman

      Norma Fiedotin and Gregg Rotenberg

A-2